Exhibit (n)(1)

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0472 F: +1 202.637.3593 cynthiabeyea@ eversheds-sutherland.com

October 27, 2023

VIA EDGAR

Priority Income Fund, Inc.

Re: Priority Income Fund, Inc. (the “Company”)
SEC File Nos. 333-268702 and 811-22725
Post-Effective Amendment No. 2

To the Board of Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form N-2 with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/Cynthia R. Beyea

Cynthia R. Beyea

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